UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 17, 2016
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Acquisition of 1250 West Apartments
Steadfast Apartment REIT, Inc. (the “Company”), through STAR 1250 West, LLC (“STAR 1250 West”), an indirect, wholly-owned subsidiary of the Company, acquired from a third-party seller a fee simple interest in a 468-unit multifamily residential community located in Marietta, Georgia, commonly known as 1250 West Apartments (the “1250 West Property”). STAR 1250 West acquired the 1250 West Property for an aggregate purchase price of $55,800,000, excluding closing costs. STAR 1250 West financed the payment of the purchase price for the 1250 West Property with a combination of: (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $41,850,000 from Berkeley Point Capital LLC, pursuant to the requirements of the Fannie Mae Delegated Underwriting and Servicing Program.
On August 17, 2016, the Company distributed a press release announcing the completion of the acquisition of the 1250 West Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press Release regarding the acquisition of the 1250 West Property, dated August 17, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	August 17, 2016	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer